Clear Channel Communications, Inc.                             [LOGO]

CLEAR CHANNEL COMMUNICATIONS, INC.
Houston Lane, VP - Finance
210.822.2828

JACOR COMMUNICATIONS, INC.
Pam Taylor, SVP, Communications
606.655.6523

                        CLEAR CHANNEL AND JACOR TO MERGE

SAN ANTONIO, TX AND COVINGTON, KY, OCTOBER 8, 1998: Clear Channel Communications, Inc. (NYSE: CCU) and Jacor Communications, Inc. (Nasdaq:
JCOR) announced today the signing of a definitive merger agreement for a tax-free, stock-for-stock transaction. Based upon the closing price of the Clear Channel common stock of $37.00 on Wednesday, October 7, 1998, the merger is valued at approximately $4.4 billion (including the assumption of Jacor's debt).

Upon completion of the merger, the combined entity will be the country's second largest radio company in terms of radio stations and third largest ranked by total radio revenue as well as the world's largest out-of-home advertising company. The combined company will own and/or operate 454 radio stations in 101 domestic markets. In total the combined company will have operations in 117 domestic markets. (See attached list of the combined company's domestic operations.)

In the merger, each share of Jacor common stock will be converted into Clear Channel common stock, based upon the average closing price of Clear Channel common stock during the 25 consecutive trading days ending on the second trading day prior to the closing date, as follows:

AVERAGE CLOSING PRICE                                         CONVERSION
OF CLEAR CHANNEL STOCK                                           NUMBER
Less than or equal to $42.86......................................1.400
Above $42.86 but less than or equal to $44.44.........1.400 to 1.350 ($60.00 in value)
Above $44.44 but less than $50.00.................................1.350

If the average closing price is $50.00 or more, the Conversion Number will be calculated as the quotient obtained by dividing (A) $67.50 plus the product of $.675 and the amount by which the average closing price exceeds $50.00, by
(B) the average closing price.

Based upon the October 7, 1998 closing price of Clear Channel common stock, each Jacor share of common stock would be converted into 1.4 shares of Clear Channel common stock. This represents a 29% premium over the Jacor closing price of $40.125. Upon completion of the merger, Jacor stockholders will own approximately 25% of the combined company, based on the number of shares of Clear Channel common stock currently outstanding.

The Board of Directors of both Clear Channel and Jacor have approved the merger. As part of this transaction, the Zell/Chilmark Fund L.P., Jacor's largest stockholder owning approximately 27% of Jacor's outstanding common stock, and members of the Mays family owning approximately 15% of Clear Channel's common stock, have committed to vote their shares in favor of this transaction.

Completion of the merger is subject to customary closing conditions including regulatory approvals and stockholder approvals by both companies' shareholders. Clear Channel and Jacor expect to close the merger by September 30, 1999. It is anticipated that the merger will be immediately accretive to Clear Channel's after tax cash flow.

Jacor will operate as a separate subsidiary of Clear Channel and no significant changes are expected to its operations. Randy Michaels will continue as Jacor's Chief Executive Officer and Bobby Lawrence will continue as Jacor's President together with the continued participation of the Jacor management.

Lowry Mays, Chief Executive Officer of Clear Channel, stated, "I am excited about our merger with such an outstanding broadcasting company as Jacor. This transaction is financially attractive, strategically compelling and operationally complementary. The combination of our radio assets, coupled with the overlap with our outdoor operations, creates and provides an outstanding platform for future growth that will benefit the stockholders, advertisers and employees of both companies. Randy Michaels and his talented team will be a significant asset to Clear Channel and we welcome them to our family."

Said Michaels, "This is an exciting time for Jacor. Combining Jacor's outstanding radio stations, programmers, network and sticks with Clear Channel's strong and diversified radio, television and outdoor operation creates a media powerhouse. There's a tremendous amount of synergy created by this merger, and the beauty is it flows both ways. Under the Clear Channel umbrella, we will continue to acquire strong stations, develop the stick portfolio and produce state of the art programming through our brand management team. This business combination will further enhance Premiere Radio Networks which recently took the #1 network rank in the Summer "RADAR" survey. Clear Channel has been an outstanding performer in our industry for many years and we're excited about joining such a high quality operation. And now, finally, we can put all the rumors to rest and get busy running radio stations."

Salomon Smith Barney acted as financial advisor to Clear Channel for the merger. Donaldson, Lufkin & Jenrette Securities Corporation acted as financial advisor to Jacor.

Clear Channel Communications, Inc. is a global diversified media company. Including pending acquisitions, the Company operates, or is affiliated with, 625 radio stations, 19 television stations and approximately 220,000 outdoor advertising displays in 25 countries worldwide. The Company also owns 29% of Heftel Broadcasting Corporation (NASDAQ: HBCCA), the largest Spanish-language radio broadcaster in the U.S.

Jacor is the nation's second largest radio company measured by total stations. Including announced pending acquisitions, Jacor now owns, operates or represents 230 radio stations in 55 broadcast areas and WKRC-TV in Cincinnati. Additionally, Jacor and its wholly owned subsidiary Premiere Radio Networks combine to form the third largest provider of syndicated radio programming in the country, syndicating the nation's leading radio talk shows which include The Rush Limbaugh Show, The Dr. Laura Schlessinger Show, Dr. Dean Edell and Art Bell's overnight programs, "Dreamland" and "Coast to Coast." Jacor also owns NSN Network Services, a satellite systems integration company that provides design, communications technology and support to establish and maintain global satellite connectivity to companies worldwide. Jacor plans to pursue growth through continued acquisitions of complementary radio stations in existing broadcast locations, and radio groups or individual stations with significant presence in other attractive domestic and international locations. Additionally, Jacor plans to grow in other broadcast related products and businesses.

     Visit WWW.CLEARCHANNEL.COM, WWW.JACOR.COM or WWW.CFONEWS.COM for more information on Clear Channel or Jacor Communications.

                                       ###

SOME OF THE STATEMENTS IN THIS NEWS RELEASE ARE FORWARD LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. POTENTIAL RISKS AND
UNCERTAINTIES INCLUDE ECONOMIC FACTORS, THE SUCCESS OF PROGRAMMING STRATEGIES, AND OTHER BUSINESS FACTORS. INVESTORS SHOULD REVIEW THESE AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN COMPANY DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Attachment:  Station List

                    ------------------------------------------

                                CONFERENCE CALL

                               CLEAR CHANNEL/JACOR
                                  9:00 A.M. ET
                               CALL: 800-779-5194
                            PASS CODE: CLEAR CHANNEL

                    ------------------------------------------

----------------------------------------------------------------------------------------------------------------
                   RADIO                                          CLEAR
                   DMA      CLEAR CHANNEL         JACOR          CHANNEL         CLEAR CHANNEL            JACOR
MARKET             RANK        RADIO              RADIO          DISPLAYS              TV                  TV
----------------------------------------------------------------------------------------------------------------
New York, NY         1                                             1,026
Los Angeles, CA      2                         2 FM / 2 AM         7,127
Chicago, IL          3                                            10,658
San Francisco, CA    4                                2 FM         9,506
Philadelphia, PA     5                                             2,627
Dallas, TX           6                                2 FM         4,529
Washington, D.C.     8                                               672
Houston, TX          9        4 FM / 3 AM             3 FM         5,359
Miami, FL           11        5 FM / 2 AM                          2,088
Atlanta, GA         12                           4 FM / AM         1,525
Minneapolis, MN     14                                             1,788                Fox
San Diego, CA       15                         7 FM / 4 AM           812
Phoenix, AZ         17                                2 FM           365
St. Louis, MO       18                           5 FM / AM
Baltimore, MD       19                           2 FM / AM         3,360
Pittsburgh, PA      20                                  AM
Tampa-St.
Petersburg, FL      21        5 FM / 3 AM      5 FM / 2 AM         2,038
Denver, CO          22                         5 FM / 3 AM
Cleveland, OH       23          2 FM / AM        4 FM / AM         2,274
Portland, OR        24                         3 FM / 2 AM
Cincinnati, OH      25                         4 FM / 4 AM                                                    CBS
Sacramento, CA      27                                               703
San Jose, CA        28                                3 FM
Riverside, CA       29                                2 AM
Milwaukee, WI       30          3 FM / AM                          1,757
Providence, RI      31               2 FM                                         CBS / Fox
Columbus, OH        32                         3 FM / 2 AM
San Antonio, TX     33        3 FM / 3 AM                          3,460
Norfolk, VA         34               4 FM
Salt Lake City, UT  35                         4 FM / 3 AM
Indianapolis, IN    37                                             1,984
Orlando, FL         38        4 FM / 2 AM                          1,907
New Orleans, LA     39        5 FM / 2 AM
Greensboro, NC      40        2 FM / 2 AM
Las Vegas, NV       43                                4 FM
Memphis, TN         45        4 FM / 3 AM                          2,592          ABC / UPN
Rochester, NY       47                         5 FM / 2 AM
Raleigh-Durham, NC  48          4 FM / AM
West Palm
Beach, FL           49        4 FM / 2 AM
Austin, TX          50          3 FM / AM
Jacksonville, FL    51        4 FM / 2 AM      3 FM / 2 AM         1,228          Fox / UPN
Louisville, KY      52        4 FM / 3 AM        5 FM / AM
Oklahoma City, OK   53        4 FM / 3 AM
Dayton, OH          54          2 FM / AM      5 FM / 1 AM
Richmond, VA        56        3 FM / 3 AM
Albany, NY          57        5 FM / 2 AM                                               Fox
Greenville, SC      58          3 FM / AM
Tulsa, OK           60        4 FM / 2 AM                                         Fox / UPN
Tucson, AZ          61                                                                  UPN
Grand Rapids, MI    65        4 FM / 2 AM
Allentown, PA       66            FM / AM
El Paso, TX         69        3 FM / 2 AM                          1,384
Harrisburg, PA      73        3 FM / 3 AM                                         CBS / UPN
Wilmington, DE      74                                             1,114
Ft. Myers, FL       75          4 FM / AM
Toledo, OH          76                         3 FM / 2 AM
Springfield, MA     77            FM / AM
Monterey, CA        78        4 FM / 2 AM
Sarasota, FL        79                         4 FM / 2 AM
Little Rock, AR     82               5 FM                                         Fox / UPN
Mobile, AL          86        5 FM / 2 AM                                         NBC / UPN



Des Moines, IA      88                           2 FM / AM           668
Wichita/Salina, KS  89                                                                  Fox
Columbia, SC        90          3 FM / AM
Youngstown, OH      91                         3 FM / 2 AM
Daytona Beach, FL   92                 FM
New Haven, CT       95          FM / 2 AM
Charleston, SC      97                                4 FM
Chattanooga, TN     102                                              971
Ocala-
Gainesville, FL     105                                            1,062
Lexington, KY       108                        4 FM / 2 AM
Lancaster, PA       110           FM / AM
Jackson, MS         118       2 FM / 2 AM
Pensacola, FL       123              2 FM
Boise, ID           126                        4 FM / 2 AM
Reading, PA         131           FM / AM
Ft. Collins-
Greeley, CO         135                         2FM / 2 AM
Utica, NY           149       3 FM / 3 AM
Evansville, IN      152                                              977
Salisbury, MD       153                                              878
Tallahassee, FL     165         4 FM / AM
Johnstown, PA       168           FM / AM
Myrtle Beach, FL    175                                            1,206
Santa Barbara, CA   187                        3 FM / 2 AM
Cedar Rapids, IA    199                        2 FM / 2 AM
Medford, OR         204                          4 FM / AM
Lima, OH            221                          3 FM / AM
Panama City, FL     226         4 FM / AM
Williamsport, PA    244       2 FM / 2 AM
Cookeville, TN      258       2 FM / 2 AM
Cheyenne, WY        265                          4 FM / AM
Casper, WY          267                           FM /2 AM
Albany, OR          --                             FM / AM
Atlantic Coast, FL  --                                               664
Antilope Valley, CA --                           2 FM / AM
Bismark, ND         --                             FM / AM
Burlington, IA      --                             FM / AM
Centralia, WA       --                             FM / AM
Chillicothe, OH     --                          1FM / 2 AM
Corvallis, OR       --                             FM / AM
Devine, TX          --            FM / AM
Findlay, OH         --                                 2FM
Florida Keys, FL    --          5 FM / AM
Ft. Madison, IA     --                             FM / AM
Greenville, OH      --                                  AM
Gulf Coast, FL      --                                               457
Idaho Falls, ID     --                             FM / AM
Marion, OH          --                           2 FM / AM
Punta Gorda, FL     --                           2 FM / AM
Pocatello, ID       --                           2 FM / AM
Sandusky, OH        --                            2FM / AM
Santa Clarita       --                                  AM
Shreveport, LA      --                         3 FM / 2 AM
Springfield, OH     --                                  AM
Thousand Oaks, CA   --                                  AM
Twin Falls, ID      --                           2 FM / AM
Washington Cte
Hse, OH             --                             FM / AM

OTHER ASSETS:

   Clear Channel                        Jacor
   -------------                        -----
   More Group                           Premiere Radio Networks
   Heftel (28.7%)                       Radio-Active Media
   Grupo Acir (40%)                     NSN Networks
   Australian Radio (50%)               Critical Mass Media
   New Zealand Radio (33%)              Nova Marketing
   Radio Bonton (50%)                   Airwatch
   American Tower (8.6%)